SOURCED

Purchase Contract/Bill of Sale

Seller

McQueen Labs Series LLC - Series 004-
2014 Solarbeam Yellow
2300 E Las Olas Blvd,
Fort Lauderdale FL, 33301
Phone: +1 (954)-779-4681
Email: lachlan@mcqmarkets.com

Purchaser

Sourced AG LLC
330 E Commerce St, Unit 550
Bridgeton, NJ 08302
Phone: 609-915-7776
Email: bryan@sourcedag.com

Date:
02/25/2026
Ship via:
TBD
Ship by date:
TBD

Year	Make	Model	Mileage
2014	Mercedes	SLS Black Series	925
VIN #			**Color**
WDDRJ7HA2EA010868			Yellow

SALE PRICE	$1,020,000.00

NOTES:

Seller agrees to replace all 4 tires and all exterior emblems

Both parties agree that closing is to be completed as soon as reasonably possible once McQueen Labs Series, LLC - Series 004 - 2014 Mercedes Solarbeam completes it's Regulation A financing and acquisition process

Total $1,020,000.00

Purchaser's Signature	Seller's Signature	Date
[signature]	Signed by: Lachlan 0E69A67A6F8B488...	02/25/2026

This document comprises the whole Agreement. This Agreement is binding and changeable only with permission of both Sourced AG LLC and Buyer. This is a wholesale, individual -to-dealer sale and the vehicle Is being sold AS-IS. If you have any questions, please contact a representative of Sourced AG LLC before signing this agreement